UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2014

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Syntel, Inc. (“Syntel”) held its annual meeting of shareholders on Tuesday, June 3, 2014 (the “Meeting”) in Troy, Michigan. As of the record date for the Meeting, April 8, 2014, there were 41,760,193 shares of Syntel’s common stock outstanding and entitled to vote. There were 39,786,524 shares of Syntel’s common stock represented in person or by proxy at the Meeting. The final vote of the shareholders on the proposals presented at the Meeting follows:

Proposal 1: The shareholders elected the following director nominees, constituting the entirety of Syntel’s Board of Directors, to serve for one year terms lasting until the next annual meeting of shareholders in 2015. The shareholder vote for each director nominee was:

	Number of Shares
	FOR	WITHHELD	BROKER NON-VOTES
Paritosh K. Choksi	38,798,038	286,877	701,609
Bharat Desai	38,201,046	883,869	701,609
Thomas Doke	38,822,458	262,457	701,609
Rajesh Mashruwala	38,820,327	264,588	701,609
George R. Mrkonic, Jr.	38,800,957	283,958	701,609
Prashant Ranade	38,335,727	749,188	701,609
Neerja Sethi	38,177,523	907,392	701,609

Proposal 2: The compensation of the named executive officers as disclosed in Syntel’s proxy statement received advisory approval. The shareholder vote was:

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
38,705,469	322,921	56,525	701,609

Proposal 3: The shareholders ratified the appointment of Crowe Horwath LLP as Syntel’s independent registered public accounting firm for fiscal year 2014. The shareholder vote was:

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
39,666,344	47,022	73,158	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date June 4, 2014	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

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